CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 23 (File No. 33-34929) under the Securities Act of 1933 and Post Effective Amendment No. 25 (File No. 811-06110) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of our report dated May 8, 2001, relating to the financial statements and financial highlights which appear in the March 31, 2001 Annual Report to Shareholders of Western Asset Intermediate Portfolio, Western Asset Core Portfolio, Western Asset Core Plus Portfolio, Western Asset Inflation Indexed Bond Portfolio and Western Asset Non-U.S. Fixed Income Portfolio (five of the portfolios constituting Western Asset Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Baltimore, Maryland
July 18, 2001